UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685 (Commission File Number)	37-1434895 (IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On February 10, 2009, our Board of Directors approved the transfer of the listing and trading of our common stock from the New York Stock Exchange Arca (the “NYSE Arca”) to the New York Stock Exchange (the “NYSE”) in light of the discontinuation of operations of NYSE Arca. Subject to approval of our listing application by the NYSE, we expect that our common stock will begin trading on the NYSE on or about March 25, 2009 under the symbol “CML.”
     Our Board of Directors authorized management to take the necessary steps to delist our common stock from NYSE Arca and transfer its listing to the NYSE. We plan to request that NYSE Arca cease the trading of our common stock effective at the closing of the market on or about March 24, 2009.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Cash Payments under the 2008 Management Incentive Plan, Grant of Stock Options, 2009 Annual Base Salaries and the 2009 Management Incentive Plan
     On February 10, 2009, the Compensation Committee of our Board of Directors approved the following compensation for certain of our named executive officers:
•	2008 cash incentive payments under our 2008 Management Incentive Plan;

•	stock options under our 2007 Equity Incentive Plan;

•	2009 annual base salaries, effective as of January 1, 2009; and

•	the 2009 Management Incentive Plan, or the 2009 MIP, and 2009 target cash bonus compensation under the 2009 MIP.
The following table sets forth the applicable 2008 cash incentive payments, stock options and 2009 annual base salaries and target cash incentive compensation for our named executive officers:

	2008 Cash	Stock Option		2009 Target Cash
	Incentive	Number of Shares	2009 Annual Base	Incentive
Name	Payment ($)	(#)(1)	Salary ($)	Compensation ($)
Philip E. Soran	266,122	143,207	325,000	300,000
Chairman, President and Chief Executive Officer

John P. Guider	176,132	69,558	280,000	170,000
Chief Operating Officer

Lawrence E. Aszmann	99,834	65,466	235,000	95,000
Chief Technology Officer

John R. Judd	120,755	65,466	240,000	115,000
Chief Financial Officer

(1)	Represents a stock option under our 2007 Equity Incentive Plan. Each option vests on a monthly basis over a period of four years beginning on February 17, 2009. The exercise price of each stock option is $13.43, the closing price of our common stock as reported on NYSE Arca on February 17, 2009. Each option has a seven year term.
Our 2008 Management Incentive Plan is filed as Exhibit 10.18 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 19, 2008. Our 2007 Equity Incentive Plan and Form of Option Grant Notice and Form of Option Agreement are filed as Exhibits 10.5 and 10.6, respectively, to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 2, 2007.

The 2009 MIP sets forth the performance objectives against which our named executive officers and other members of management will be evaluated during 2009.  The performance criteria for 2009 and the relative weightings for each component as a percentage of each named executive officer’s target cash incentive compensation under the 2009 MIP, is as follows:

2009 MIP Performance Criteria	Weighting
Revenue	60%
Profitability (non-GAAP net income)	20%
Individual objectives	20%
Under the 2009 MIP with regard to the revenue performance criteria, or the Revenue Target, our named executive officers will be eligible to receive a portion of their cash incentive payments under the 2009 MIP attributable to the Revenue Target, or the Revenue Cash Payment, as follows:

Portion of the Revenue Cash Payment	Portion of the Revenue Target
3% of the Revenue Cash Payment for each 1% of revenue recognized	75-85% of the Revenue Target
4% of the Revenue Cash Payment for each 1% of revenue recognized	85-90% of the Revenue Target
5% of the Revenue Cash Payment for each 1% of revenue recognized	90-100% of the Revenue Target
6% of the Revenue Cash Payment for each 1% of revenue recognized	Over 100% of the Revenue Target
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.21	2009 Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.

Date: February 17, 2009	By: /s/ John R. Judd John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.21	2009 Management Incentive Plan